Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting, which appear in SonicWALL Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ARMANINO MCKENNA, LLP

San Ramon, California
August 9, 2007